Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Cloudflare, Inc.

(Exact name of registrant as specified in its charter)

Table 1 — Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A common stock, $0.001 par value per share, reserved for issuance pursuant to the Area 1 Plan	Rule 457(h)	156,770	(2)	$20.27	(3)	$3,177,727.90	$0.0000927	$294.58

Total Offering Amounts							$3,177,727.90		$294.58

Total Fee Offsets (4)									$—

Net Fee Due									$294.58

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers any additional shares of the Registrant’s Class A common stock (“Class A common stock”) that become issuable under the Area 1 Security, Inc. 2013 Stock Incentive Plan (the “Area 1 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of Class A common stock.

(2)

Pursuant to the Agreement and Plan of Merger entered into as of February 14, 2022 (the “Merger Agreement”), by and among the Registrant, Area 1 Security, Inc. and certain other parties, the Registrant assumed certain outstanding options to purchase common stock under the Area 1 Plan and such options were automatically converted into options to purchase shares of the Registrant’s Class A Common Stock, subject to appropriate adjustments to the number of shares issuable pursuant to such options and the exercise price of such options as provided in the Merger Agreement.

(3)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $20.27 per share, the weighted-average exercise price of stock option awards outstanding under the Area 1 Plan as of the date of this Registration Statement.

(4)	The Registrant does not have any fee offsets.